                                                                   Exhibit 10.17
                            STOCK PURCHASE AGREEMENT
                            ------------------------
BETWEEN :
-------

- CDI Holding International, a societe par actions simplifiee with a capital share of 250 000 francs, having its registered office at 5 a 7, allee Louis Breguet, 93420 Villepinte Cedex, incorporated at the Trade Registry of Bobigny (number to be attributed) represented by M. Michel Hauser-Kauffmann, duly authorised,

-    Hereinafter referred to as "the Buyer"

ON THE ONE HAND,
---------------

AND :
---

-  M. JEAN-CHARLES ARNOULD, residing 2, square Henri Bataille, 75016 Paris ;

     Hereinafter referred to as "the Seller".

ON THE OTHER HAND.
-----------------

RECITALS :
--------



1) The Seller owns 800 shares in the capital of the company Arnoult Electro-Industrie, a French "societe anonyme" with a share capital of 2.400.000 francs, divided into 800 shares with a par value of 3.000 francs, all in the same class and fully paid up, which has its registered office at 62, avenue Gabriel Peri, 93407 Saint-Ouen, registered with the Trade Registry of Bobigny under number B
672.025.624 (hereinafter "the Company").

2) The Company also holds directly 2.652 shares in the capital of SIMP, a French "societe anonyme" with a capital share of 269.100 francs, divided into
2.691 shares with a par value of 100 francs, all in the same class and fully paid up, which has its registered office at 59 avenue Gabriel Peri, 93407 Saint-Ouen, registered with the Trade Registry of Bobigny under number B 785.622.093 (hereafter "the Subsidiary").

3) The Seller owns 39 shares of the Subsidiary (hereafter the "SIMP Shares") representing with the shares owned by the Company 100% of the share capital of the Subsidiary.

4) The Buyer has indicated that it is interested in purchasing 100% of the shares of the Company (hereafter "the AEI Shares") and of the SIMP Shares (together the AEI Shares and the SIMP Shares will be referred to as the "Shares").

5) The Buyer has agreed with the Seller, according to the terms and conditions hereof, to the sale of the Shares by the Seller to the Buyer, in order to enable the Buyer to hold directly 100% of the issued share capital of the Company and indirectly 100% of the shares of the Subsidiary.

NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:


ARTICLE 1  SALE AND PURCHASE OF THE SHARES
           -------------------------------

1.1  SALE OF SHARES
     --------------

By virtue of this Agreement, the Seller agrees to transfer and assign to the Buyer, which accepts, according to the terms and conditions hereof, all of the Shares, together with all rights and obligations attached thereto.

Full beneficial ownership of the Shares shall be transferred with effect from the date hereof.

1.2  PRICE AND PAYMENT OF THE SHARES
     -------------------------------

The parties have agreed on a price for the Shares of sixteen million (16,000,000) francs allocated as follows:

- price of AEI Shares:  15,968,800 francs i.e. 19,961 francs per share ;

- price of SIMP Shares:  31,200 francs i.e. 800 francs per share.


The Buyer has paid on the date hereof the sum of twelve million and eight hundred sixty thousand (12,800,000) francs, receipt of which the Seller hereby acknowledges.

The remainder of the price, i.e. the sum of three million two hundred thousand (3,200,000) francs shall be paid by the Buyer to the Seller on December 28, 1998 (hereinafter "the Deferred Amount").


ARTICLE 2  CLOSING AND DELIVERY OF DOCUMENTS
---------  ---------------------------------

2.1  CLOSING OF THE TRANSFER
     -----------------------

The closing of the transfer and acquisition of the Shares hereunder takes place at the date hereof.

2.2  DELIVERY OF DOCUMENTS
     ---------------------

On the date hereof, each of the parties shall deliver to the other the following documents :

A)  DELIVERY BY THE SELLER TO THE BUYER
    -----------------------------------

1. Share transfer forms duly signed to the benefit of the Buyer regarding the 800 AEI Shares,

2. Share transfer forms duly signed to the benefit of the Buyer regarding the 39 SIMP Shares,

3. Certified copy of the board of Directors of the Company (a) accepting the transfer of the Shares of the Company, (b) accepting the resignation of the directors and (c) appointing the new directors,

4. Certified copy of the board of Directors of the Subsidiary, (a) accepting the transfer of the Shares of the Subsidiary, (b) accepting the resignation of the directors and (c) appointing the new directors,

5.  Letters of resignation of the directors of the Company,

6.  Letters of resignation of the directors of the Subsidiary,

7.  First demand bank guarantee in the form attached as Annex 2.2.(a).7 hereof,
                                                      ---------------
8. The share transfer register and the shareholders' accounts of the Company and the Subsidiary, together with the share transfer forms corresponding to the entries in the said register and shareholders' accounts, as well as to the finalities and premises and to the safe boxes of the Company and the Subsidiary,

9. The registers of the minutes of the meetings of the board of directors and shareholders' general meetings and attendance sheets for such board meetings and shareholders' general meetings of the Company and Subsidiary, duly updated and signed together with all other statutory books, documents and registers which the Company and the Subsidiary are required to keep.

B)  DELIVERY BY THE BUYER TO THE SELLER
    -----------------------------------

1)  A banker's draft of 12,800,000 francs;
2)  A first demand bank guarantee, in the form attached as Annex 2.2.(b)2


ARTICLE 3  CAPACITY OF THE PARTIES
           -----------------------

Each of the Parties represents and warrants for itself that it has all the necessary powers and authority (including from spouse) to enter into this Agreement and to carry out its obligations hereunder for the Seller.

Neither the Buyer or the Seller is a party to nor otherwise the subject of any act, fact or event or of any court or administrative decision or arbitral award which could prevent or prohibit it from entering into this Agreement and carrying out its obligations hereunder.


ARTICLE 4 REPRESENTATION AND WARRANTIES OF THE SELLER
          -------------------------------------------

As of the date hereof, the Seller makes the following representations and warranties in favour of the Buyer.

The Buyer, having visited the premises of the Company and of the Subsidiary, during which certain documents and information have been provided to him on these companies, has wished, on the basis of what has been so disclosed to it that such representations and warranties be made to it, and which are an essential consideration in the Buyer's decision to enter into this Agreement. No exception to such representation or warranties shall be valid if it is not expressly provided for in the Annex corresponding to such representation or warranty, or if it is not expressly stated in the proper text of such representations and warranties.

4.1   THE COMPANY AND THE SUBSIDIARY
      ------------------------------

The Company is duly incorporated and validly organised under the laws of France. Its registered office is located at 62 bis, avenue Gabriel Peri, 93407 Saint-Ouen and it is registered at the Trade Registry of Bobigny under number B
672.025.624. The Company has a share capital of 2,400,000 francs, divided into 800 shares, all validly issued and fully paid-up with a par value of 3000 francs each.

The Subsidiary is duly incorporated and validly organised under the laws of France. Its registered office is located at 59, avenue Gabriel Peri, 93407 Saint- Ouen and it is registered at the Trade Registry of Bobigny under number785.622.093. The Subsidiary has a share capital of 269,100 francs divided into 2691 shares, all validly issued and fully paid-up with a par value of 100 francs each.

The Shares are freely negotiable and are free from any liens, pledges or other rights whatsoever of third parties.

Neither the shareholders of the Company nor those of the Subsidiary have authorised any issuance of stock, shares or options or stocks of any nature whatsoever other than the shares constituting the capital of the Company and of the Subsidiary and are not obliged to do so under any agreement entered into with third parties.

Accordingly, except as set forth in the by-laws, there is no current agreement or commitment obliging the Company or the Subsidiary to deliver any of its respective shares or granting the right to purchase or pre-empt all or part of the shares of the Company or of the Subsidiary.

Neither the Company nor the Subsidiary has issued any founder's shares, preferential shares, non-voting priority dividend shares, securities convertible or exchangeable for shares or granting the right to subscribe for shares, and more generally, neither the Company nor the Subsidiary has issued any stocks or shares giving right by way of conversion, exchange, reimbursement, presentation of a voucher or by any other way, to the delivery, at any time or on a specific date, of shares which are or will be issued representing a certain percentage of the capital of the Company or of the Subsidiary. No such issuance is currently in progress.

There is no share granting either in the Company or in the Subsidiary a double voting right and no limitation has been made to the voting rights in particular by application of article 177 of the law of July 24, 1966 and no such issuance of shares with double voting rights or limitation on the voting rights is currently in progress.

With the exception of its interest in the Subsidiary, the Company holds, as of the date hereof, either fully or otherwise, directly or indirectly, no share, investment certificate or other stocks and shares in any other company, association, single shareholder company, groupement d'interet economique, etc... The Subsidiary holds as of the date hereof, either fully or otherwise, directly or indirectly no share, investment certificate or other stocks and shares in any other company, association, single shareholder company, groupement d'interet economique, etc...

Neither the Company nor the Subsidiary are, to the knowledge of the Seller, parties to, nor the subject of, any act, fact or event, or of any court or administrative decision or arbitral award which could prevent or prohibit the entering into this Agreement and the carrying out of the obligations hereunder.


4.2   FINANCIAL STATEMENTS
      --------------------

The balance sheets and profit and loss accounts of the Company and the Subsidiary as at December 31, 1997 and the Annex 4.2 thereto are correct and
                                           ---------
complete and fairly present the assets and financial position of the Company and the Subsidiary as well as the results of their activity over such period, in accordance with generally accepted accounting principles in France as consistently applied by the Company and the Subsidiary (hereinafter referred to as the "Financial Statements"). These accounts for the period ended December 31, 1997 have been certified without any reservation by the statutory auditors of both the Company and the Subsidiary. These accounts show a net worth of the Company that is not less than 9,601,826 francs and a net worth of the Subsidiary that is not less than 2,071,092 francs.

The results of the Company and of the Subsidiary for the year 1997 have not been affected in any adverse manner by any inconsistency of the accounting methods, by the taking into account of non recurring items, income or expenses, by transactions entered into out of the other course of business, or by any other factor out of the ordinary course of business and generating abnormally high or low results over all or part of such period.

All reserves booked in the accounts of the Company and the Subsidiary have been recorded in good faith, in accordance with the generally accounting principles in France. Such reserves cover in a satisfactory manner all risks incurred by the Company and the Subsidiary in accordance with the accounting principles generally accepted in France.

Except when otherwise expressly detailed in the Financial Statements, neither the Company nor the Subsidiary has any debt or commitments of any nature whatsoever as regards any third person whatsoever (including banks or credit institution). In particular, neither the Company nor the Subsidiary has any debt or commitments towards any individual or legal person related in any manner whatsoever to the Seller, except for what is listed in the Financial Statements.

As at December 31, 1997, all liabilities of the Company and of the Subsidiary have been duly and exactly represented in the Financial Statements, and neither the Company nor the Subsidiary has any offbalance sheet liabilities.


4.3  RECEIVABLES
     -----------

All receivables, of any nature or amount whatsoever, recorded in the respective books of account of the Company or of the Subsidiary as at the date hereof, shall be entirely recovered with no extra-cost for the Company and of the Subsidiary, with reservation of the provision that affects them within 120 days of the date hereof.


4.4   INVENTORIES
      -----------

All inventories of the Company and of the Subsidiary of whatever nature, are duly recorded in the respective books of account of the Company and of the Subsidiary at a value which fairly reflects their quality and quantity as stated at Annex 4.4 at a predetermined value in accordance with generally accepted
   ---------
accounting principles in France as consistently applied by the Company and the Subsidiary respectively. As at the date hereof, except for the reserve of the inventories stated at Annex 4.4, or that shall be sold by the Company to the
                      ---------
EURL Arnould El, all inventories of the Company and of the Subsidiary are physically available at the places described in Annex 4.4. All inventories of
                                                ---------
the Company and of the Subsidiary that have not been provisioned for at the date of this Annex have been maintained in a condition permitting their use and/or commercialisation in the normal conditions of the respective activity of the Company or of the Subsidiary].

4.5   MANAGEMENT OF THE COMPANY
      -------------------------

There has been no negative or material change since December 31st, 1997, and until the date hereof in the assets, the liabilities and the financial situation of the Company and the Subsidiary other than in the ordinary course of business.

Since December 31, 1997, neither the Company nor the Subsidiary has decided on or carried out any distribution of dividends.

At the date hereof, neither the Company nor the Subsidiary is subject to a "redressement" or "liquidation judiciaire" and no administrative receiver has been appointed to manage all or part of the assets or businesses ("fonds de commerce") of the Company or the Subsidiary.

No fact, act or event has occurred that may negatively or materially affect the assets, the financial position, or the business of the Company or the Subsidiary to the knowledge of the Buyer.

4.6   GUARANTEES AND CREDITS
      ----------------------

Neither the Company nor the Subsidiary have delivered or subscribed any guaranty real or personal, comfort letter, performance bonds, first demand guaranty, surety and other security for payment.

Except for what is stated in the Company's accounts, neither the Company nor the Subsidiary have granted nor have promised to grant any loans or credit lines of whatever nature (other than normal credit lines) to any third party, except for what is listed in the Financial Statements.


4.7   TAXES
      -----

The Company and the Subsidiary have lawfully and accurately filed and remitted all the required tax, social and customs returns on time.


The Company and the Subsidiary have lawfully and fully paid or adequately made provision for all taxes, duties and social security contributions due by them until the date hereof.

Neither the Company nor the Subsidiary is at present subject to any tax control by the tax, customs or social security authorities and has not received any notification regarding a contemplated control by such authorities.

Neither the Company nor the Subsidiary is the object of any claims from any of the tax, customs or social security authorities.

The Company does not and did not benefit from a special tax, customs or social security regime more favourable than that provided under the common laws and regulations applicable in France.


4.8   ASSETS
      ------

The Company and the Subsidiary have a valid and exclusive ownership, free and clear of all liens, pledges or other rights of third parties to all the assets set out in the Financial Statements, with the exception of the assets submitted to a reserved property provision due to normal commercial practice. All recordings, filings and publications necessary to establish or protect the ownership title of the Company and of the Subsidiary on these assets or otherwise required by the laws and regulations have been regularly and timely made and, if applicable fully paid.

The Company and the Subsidiary own all the movable property that they use for their activity with the exception of the assets submitted to a reserved property provision. Such movable property has been correctly maintained over the past five years and repaired in a manner permitting a perfect use of such pursuant to their intended use. Subject to normal wear and tear these movables are currently in a condition permitting their immediate use.

Neither the Company nor the Subsidiary owns any real estate property.

A detailed list of all immovable property rented (including as financial-lease) by the Company or the Subsidiary is set forth in Annex 4.8, the Company and
                                                 ---------
the Subsidiary hold duly established lease agreements in respect of such property and such lease agreements are recorded in Annex 4.8 as well as the
                                                   ---------
monthly rent. All recordings, filings and publications as regards these leases required by the laws and regulations have been regularly and timely made and, if applicable fully paid. None of these leases is the object of a notification of increase in rent and all such leases shall be capable of termination as of January 1st; 1999 or at July 1st, 1999 for the lease regarding the premises at 57 avenue Gabriel Peri, 93400 Saint-Ouen signed with the Association Immobiliere de Saint-Ouen dated May 9, 1990 and March 12, 1997, and the building lease regarding the building at 62 bis, avenue Gabriel Peri, 93400 Saint-Ouen signed with the SCI Raynex by a notarial deed dated September 22, 1970 (the which wrongly designates the premises at 62 ter instead of 62 bis).

The Company and the Subsidiary have at all times complied with town planning, zoning and construction laws and regulations.

As of the date hereof, the state of the real estate buildings and properties used by the Company or the Subsidiary to exercise their activities, do not require repairs or improvements for the exercise of the activities affected to them or in order to free them after a leave that would have been given to the respective tenants.

4.9  CONTRACTS
     ---------

All contracts or other agreements of whatever nature or purpose to which the Company or the Subsidiary is, directly or indirectly, a party have been concluded in a normal course business.

To the knowledge of the Seller, and with reservation for what is stated in Annex
                                                                           -----
4.9, neither the Company nor the Subsidiary is in default or breach of its
---
obligations arising from the agreements to which it is a respective party which could result in the termination of such agreement or the acceleration of payment of any sum before its normal date or due by the Company or the Subsidiary in any other manner, and there exist no act, fact or event which with the passage of time or the giving of notice or the occurrence of another event would constitute such default or breach.

Except as set forth in Annex 4.9, there exists no contract or agreement of
                       ---------
whatever nature to which the Company or the Subsidiary is a party, directly or indirectly :


  (i) which requires the payment in one or several terms over the period for which such agreement is concluded and in any nature whatsoever of sums exceeding the amount of 50,000 francs or;

  (ii)   the duration of which exceeds 6 months, or;

  (iii) the termination of which cannot take place with the delivery of a prior 3 month's notice without penalties, or;

  (iv) which has been entered into or which concerns any individual or legal person related directly or indirectly to the Seller, under the reservation of the provisions of Article 4.20 herebelow, or;

  (v) which imposes or may impose current or future restrictions of any nature whatsoever to the activities of the Company, or;

  (vi)   which relates to or results from an illicit act or transaction.


4.10  INTELLECTUAL PROPERTY
      ---------------------

Annex 4.10 contains the exact and complete list of all the intellectual property
----------
rights that belong to the Company and the Subsidiary or which are allowed to be use by the Company and the Subsidiary. There are no claims against such intellectual property rights involving either of the Company or the Subsidiary, either as plaintiff or defendant.

Annex 4.10 lists all the intellectual property rights registered or pending
----------
registration by the Company or the Subsidiary.

All these rights have been duly registered and maintained by the Company or the Subsidiary. Neither the Company nor the Subsidiary violates any intellectual property rights of any third party whatsoever.

4.11  COMPLIANCE WITH LAWS - ENVIRONMENT - HEALTH AND SAFETY
      ------------------------------------------------------

The Company and the Subsidiary hold all the authorisations necessary to conduct their business under its current form and have at all times complied with all applicable laws and regulations.

Except for what is stated in Annex 4.11, the Company and the Subsidiary have
                             ----------
complied with all applicable laws and regulations relating to environment, health and safety standards, no proceedings, enquiry, complaint or claim have been filed against any of them in relation with any alleged violation of such laws and regulations.

With the exception of what is mentioned at Annex 4.11, the conduct of their
                                           ----------
respective business by the Company and the Subsidiary, as this is currently done, complies with all existing applicable laws and regulations relating to environment, health and safety and no significant investment is, as at the date hereof, required to permit the Company or the Subsidiary to conduct their business as this is currently done in compliance with said existing laws and regulations.

Neither the Company nor the Subsidiary, nor any of their employees or agents or persons acting on their behalf has created, produced, used, stored, transported, treated, recycled, nor has disposed of or caused to be disposed of, nor has manipulated in any manner whatsoever chemical waste or any waste of whatever nature that may harm the environment or threaten the health of any person in any manner whatsoever in, on, over, under or near the buildings or lands currently or previously used or occupied by the Company or the Subsidiary.

In particular, none of the buildings listed in Annex 4.8 contains asbestos.
                                               ---------

To the knowledge of the Seller, there exists no act, fact or event that may constitute the ground under the present regulations for a claim against the Company or the Subsidiary, with respect to matters relating to the environment.

4.12  INSURANCE
      ---------

The Company and the Subsidiary hold and maintain all the insurance policies set forth in Annex 4.12.
         ----------

A list of all claims made by the Company and the Subsidiary under their respective insurance policies for the last 3 years is set out in Annex 4.12. At
                                                                 ----------
the date hereof, such claims have all been settled by the insurance companies.

There exists no fact, act or event that may cause the termination of any of these policies or the increase in the premium paid under such policies. All premiums certain and payable under these policies have been paid in a timely manner.

4.13  LITIGATION
      ----------

Neither the Company nor the Subsidiary is a party either as plaintiff or defendant to an administrative, judicial or arbitral proceeding, nor is the object of an enquiry by an administrative body, nor has received any notice or claim that may result in such proceeding.

4.14  NO VIOLATION
      ------------

With the exception of the references related to the cancellation of certain contracts mentioned at Annex 4.14, the execution of this Agreement and the
                       ----------
performance of the obligations hereunder will in no way violate any provision of any agreement to which the Company or the Subsidiary is currently a party, will not result in the forfeiture of a term as regards the Company or the Subsidiary, will not modify any provisions of any contract, will not grant to any contracting partner of the Company or the Subsidiary the right to terminate any contract and will not result in the creation of any lien whatsoever or other right to the benefit of a third party on the shares or on the assets of the Company or the Subsidiary, and will not increase in a significant manner the obligations of the Company or the Subsidiary under the contracts to which it is a party, nor create new obligations to the Company or the Subsidiary.

4.15  EMPLOYEES AND OFFICERS
      ----------------------

Annex 4.15 sets forth for the Company and the Subsidiary a complete and accurate
----------
list of all the employees and officers, together with their name, year of birth, position, salary and other remuneration and advantages, as well as their year of entry in the Company or the Subsidiary. Neither the Company nor the Subsidiary has granted or promised to grant any increase in salary or any additional advantage to any of said employees or officers, in connection with what is set forth in Annex 4.15.
         ----------

Neither the Company nor the Subsidiary has issued any stock option plan for the benefit of its employees or legal representatives.

Neither the Company nor the Subsidiary has any outstanding obligation to any employee or officer for a termination of any contract or service or for a severance pay or for severance pay in the event of a dismissal without cause or for non-compliance with an obligation to reinstate an employee.

The Company and the Subsidiary have complied with all instructions and obligations imposed by the competent labour and social security authorities and with all other applicable regulations governing employment agreements, including health and safety regulations.

The regulations governing workers' councils, personnel representatives and similar organisations have been complied with.

No current employment agreement or contract with a legal representative provides for "abnormal" provisions such as severance pay exceeding importantly that provided for in the collective bargaining agreement or the applicable regulations, or grants exceptional specific advantages to the beneficiary including specific social advantages.

At the date hereof there are no strikes, nor any conflict or labour unrest within the Company or the Subsidiary and no prior notice or threat or warning or such has been notified to the Company or the Subsidiary.

Neither the Company nor the Subsidiary book any reserves in their accounts for the pension indemnity of its employees. No warranty shall be due on this matter by the Seller to the Buyer.

At the date hereof, and except for the resignation planned as under section 2.2a).5 and 6 hereabove, no senior personnel (cadres) or legal representative has resigned or been dismissed or revoked of his functions within the Company or the Subsidiary nor has made known his intention to resign.



Annex 4.15 sets forth a complete true and accurate description of the number
----------
type and remuneration of the consultants and agents of the Company and the Subsidiary at the date hereof.

No indemnification shall be due by the Seller to the Buyer regarding the burden incurred by the Company for the termination, for any reason whatsoever, of the labour contracts of Mrs. Palka and Mr. Iche.

4.16  CORPORATE DOCUMENTS AND REGISTERS
      ---------------------------------

All accounts, books, financial archives and other documents of the Company and the Subsidiary, required to be held and kept by the laws and regulations and/or which are usually kept by virtue of commercial usage (including for accounting or tax reasons) are all kept at the Company's or Subsidiary's respective registered offices. They all have been regularly and duly kept.

The registers containing the minutes of the meetings of the shareholders' general meeting and the meetings of the board of directors of the Company or the Subsidiary, which are all kept at the respective registered offices of the Company and the Subsidiary have all been regularly and duly kept.

4.17  CLIENTS
      -------

a) Annex 4.17 details the list of the 12 most important clients of the Company
   ----------
and the Subsidiary in terms of sales over the last 12 months to the date hereof.

As at the date hereof, none of the clients in this list has terminated nor modified in any material manner its commercial relations with the Company or the Subsidiary nor has mentioned the intention to so terminate or modify its relations.

b) As at the date hereof, with reserve regarding Marquardt and Westcode companies to which the Seller has presented the buyer, who will take care of the relationships with these companies, no supplier of the Company has broken nor modified substantially his relationships with the Company or the Subsidiary, nor has informed the Seller of his intention to break nor modify such relationships.

4.18  POWERS AND AUTHORITIES
      ----------------------

Neither the Company nor the Subsidiary have granted any power or authority in any manner whatsoever in favour of anyone to the effect of entering into any contract or commitment of any nature whatsoever, on their behalf, subject to the usual authority of the employees to enter into usual contracts within the framework of their positions.

Annex 4.18 details the list of banks or financial institutions with which the
----------
Company and the Subsidiary have an account or a safe as well as the names and addresses of the persons authorised to effect any operations on such account or to have access to such safes.

4.19  COMPLETE INFORMATION
      --------------------

Each representation made by the Seller in this Agreement as well as the information contained in the annexes are true The Seller is not aware of any fact, act or event that may cause such information to be untrue, or fallacious.

4.20   ABSENCE OF OBLIGATION TOWARD THE SELLER
       ---------------------------------------

The Seller represents and warrants that at the date hereof, there exists no obligation of any nature whatsoever, whether it be between the Company, the Subsidiary and the Seller or any natural person or corporate entity, except for the tenant-lessee relationships regarding the SCI Raynex and for what is specified at the Contract hereof regarding the EURL Arnould Etude et Ingenierie.


ARTICLE 5  INDEMNIFICATION
---------  ---------------

5.1  GENERAL INDEMNIFICATION OBLIGATION
     ----------------------------------

The Seller undertakes to indemnify the Buyer, as a reduction of the price paid for the Shares for all cost, damage, loss or prejudice incurred or assumed by the Company, or the Subsidiary and resulting from :

(i)    any inaccuracy relating to the representations and warranties under
       Article 4 of this Agreement, or,

(ii)   any violation of such representation and warranties.

Such costs, damages, losses or prejudices will hereafter be referred to as a "Loss", or the "Losses".

It being understood that to be acceptable a claim with respect to a Loss shall exclusively relate to facts relating to the management of the Company or the Subsidiary prior to the date hereof, and shall not, in any respect, relate to facts expressly mentioned to the Buyer in the present Agreement (including as well the Annexes).


5.2  INDEMNITY
     ---------

In order to calculate the indemnity actually due by the Seller to the Buyer with respect to a Loss or Losses (hereafter the "Indemnity"):

(i) Losses which are tax deductible from the results of the Company or the Subsidiary shall be taken into account for their amount reduced by the tax saving accrued to the benefit of the Company or the Subsidiary.

       For tax, customs or social security matters, Losses that only result in a charge being deferred (for instance, and without limitation, a reassessment by the relevant authorities of depreciation allowances or reserves) will not be taken into account, except for penalties or interest for late payment incurred by the Company or the Subsidiary.

(ii) The amount of any Loss shall be reduced by any amount payable by a third party to the Company or the Subsidiary for such Loss.

(iii) The amount of any Loss shall be increased, without having what follows constituting a limitation, by any cost, loss, indemnity of whatever nature (including indemnity for late payment), increases, penalties, rights and/or double-rights, fine, interest and expenses of any sort (including reasonable counsel's fees) incurred or paid by the Company, the Subsidiary or the Buyer as a result of the Loss.

(iv) In addition, the amount of any Loss shall be increased by the amount of any tax, or an amount equal to the reduction of the tax loss carry forward multiplied by the corporate income tax applicable, as such are incurred or shall be incurred by the Buyer as a result of the payment of the Indemnity by the Seller.

(v) The Losses shall be reduced, if need be, of the amounts of the "reprises sur provisions" over "provisions" contained in the accounts and that will be realised after the date hereof during the same fiscal year as the one during which the Loss has been recorded and until June 30, 2001.


5.3  NOTICES
     -------

(i) Any Loss the origin of which is not a claim from a third party shall be notified by the Buyer to the Seller within 30 days of the Buyer becoming aware of such a Loss, together with all reasonable details.

(ii) Any Loss the origin of which is a claim from a third party shall be notified by the Buyer to the Seller within 30 days of the receipt of such a claim by the Company or the Subsidiary, together with all reasonably detailed documents supporting such claim.

A notice made pursuant to (i) or (ii) above shall be hereafter referred to as a "Notice".

The Notice shall contain all reasonable details sufficient to enable the Seller to apply the provisions of section 4.4 hereafter and notwithstanding the delays set out above, such Notice shall be made in due time to permit the Seller to apply the provisions of section 4.4 hereafter.


5.4  PROCEDURE
     ---------

In case of a Notice the origin of which is a written claim or proceedings commenced against the Company or the Subsidiary, the Seller shall be allowed to participate, at its own cost, in the defence against said claim or proceedings, with the assistance of its chosen counsel. Should the Seller chose not to participate in the defence, the Buyer shall keep the Seller informed of any developments relating to such claim or proceedings in a timely manner.

Such claims or proceedings shall not be settled without the Seller's prior written consent, which shall not be unreasonably withheld.

5.5  PAYMENT
     -------

The Seller shall pay to the Buyer the Indemnity within 15 days of the notice by the buyer to the Seller due to the Loss incurred by the Company or the Subsidiary, subject to the provisions of section 5.6 hereof.

All amounts overdue by the Seller to the Buyer shall bear legal interests, from the time of the notification as under the previous section and payable until effective payment thereof; interest shall begin to accrue on a daily basis, and shall be calculated on the basis of a 360-day year. Interest shall also accrue on the interest, in accordance with the provisions of Article 1154 of the French Civil Code.

5.6  MAXIMUM AND MINIMUM AMOUNTS
     ---------------------------

The total amount of all sums that may be due by the Seller to the Buyer pursuant to all Notices notified by the Buyer under this Agreement, shall in no event exceed the amount of [one million six hundred thousand] ([1,600,000]) francs.

No Indemnity shall be due for a notification made regarding a Loss of an individual amount inferior to 30.000 francs, being understood however that the sum of such Notices, when it will exceed this amount, shall be indemnified conforming the provisions of the Contract hereof.

5.7  EXPIRATION OF THE OBLIGATION OF INDEMNIFICATION
     -----------------------------------------------

All Notices, in order to be valid, shall be made by the Buyer before July 30, 2001, except for tax, customs and social security matters for which the corresponding Notice may be made until the expiration of a period of 1 (one) month after the respective applicable statutes of limitation for such matters.


ARTICLE 6  SPECIFIC COVENANTS OF THE SELLER
---------  --------------------------------

6.1  NONCOMPETITION CLAUSE
     ---------------------

The Seller hereby expressly covenants not to undertake the following without the Buyer prior approval:

1) For a period of 3 years as of the date hereof, alone or in co-operation with any individual or legal entity, be employed, practice as a consultant or invest in any entity developing its activity in the same area to that in which the Company and the Subsidiary exercise their activity;

2) For a period of 3 years as of the date hereof, alone or in co-operation with any individual or legal entity, solicit directly or indirectly any client or supplier of the Company or the Subsidiary;

3) For a period of 3 years as of the date hereof, alone or in co-operation with any individual or legal entity, solicit directly or indirectly any person which was or has been employed by the Company or the Subsidiary at any time during the two preceding years before the date hereof, except for Ms. Palka and to the secretary to M. Arnould;

4) At any time as of the date hereof, in connection with any professional activity, use the acronym AEI or any name having the same initials or any other trademark or tradename that may create a confusion with the AEI logo or any of the trademarks of the Company or the Subsidiary except for the activity exercised by the Seller through the EURL Arnould Etudes et Ingenierie, as detailed herein;

5) At any time as of the date hereof, in connection with any professional activity, present oneself or represent to third parties that the Seller is still related in any manner whatsoever to the Company or the Subsidiary.

The Seller shall also transfer to the Buyer the 2 trademarks using the AEI logo for 1 (one) franc that he has personally registered.

It is understood between the parties that, notwithstanding what is mentioned above, that the Buyer authorises from now on the Seller to pursue the management of the Arnould El, EURL, limited company with a capital share of 50.000 francs, having its registered office at 59, avenue Gabriel Peri, 93400 Saint-Ouen, incorporated at the Trade Registry of Bobigny under number B 414 866 269, in which he is the sole shareholder and manager, and whose activity consists in selling installation electrical material as stated in the inventories detailed in Annex 4.4.

Consequently, the Buyer agrees to withdraw page B8 from the commutation catalogue.

6.1  CONFIDENTIALITY
     ---------------

The Seller undertakes also to keep confidential any and all information currently in its possession or which may come into its possession in the future concerning the Company and the Subsidiary and/or their businesses or assets and not to use said information for its own benefit or for the benefit of any third party. Confidential information mean all information on whatever medium, of a non public nature, relating to the technical know-how, the cost and price structures of the services provided by the Company and the Subsidiary, as well as all information relating to markets, clients and suppliers of the Company and the Subsidiary.

ARTICLE 7  MISCELLANEOUS
---------  -------------

7.1  SUCCESSORS AND ASSIGNS
     ----------------------

This Agreement shall bind and inure to the benefit of the parties hereto as well as to their respective successors. Any transfer or delegation by the Buyer of its rights or obligations under this Agreement shall not been authorised without the Seller's prior written approval, which shall not be unreasonably withheld. Notwithstanding the foregoing, the Buyer is entitled at any time to transfer and assign, all or part of its rights hereunder to any entity which is a member of its group or to any lender of monies.


7.2  AMENDMENTS AND MODIFICATIONS
     ----------------------------

No amendment or modifications to this Agreement nor any waiver of any of its provisions shall be valid unless made in writing and signed by each party hereto.

7.3  NOTICES
     -------

All notices between the parties shall be validly served to the address of the representatives set out below until notice of a new address by the party in question. All notices shall be made by registered letter with acknowledgement of receipt and shall be deemed validly effected as of the date of first delivery to the other party, unless otherwise provided for herein.

If to the Seller :                             With a copy to :
Monsieur Jean Charles Arnould                  Sonier & Associes
2square Henri Bataille, 75016 Paris            Care of Me Guilhem
                                               69, avenue Victor Hugo
                                               75116 Paris
                                               Fax : 01.45.01.26.65

If to the Buyer :                              With a copy to :
CDI Holding                                    Veil Armfelt Jourde La Garanderie
Care of the President                          Care of Me [...]
5 a 7, allee Louis Breguet                     69, avenue Victor Hugo
93420 Villepinte                               75116 Paris
Fax : 01.48.60.41.42                           Fax : 01.44.17.50.30

7.4  DISJUNCTION
     -----------

If any provision of this Agreement is held to be null, invalid or unenforceable, partly or wholly, all other provisions of this Agreement shall continue to apply. Moreover, the parties shall attempt, through negotiations in good faith, to replace any provision of this Agreement so held to be null, invalid or unenforceable by a provision of comparable effect. The failure of the parties to reach agreement on a replacement provision shall neither affect the validity of the remaining provisions of this Agreement nor the validity of the valid or enforceable part of any provision held partly invalid, which provision shall take effect to the maximum extent permitted by law.

7.5  CONFIDENTIALITY
     ---------------

This Agreement shall be kept strictly confidential between the parties which undertake not to disclose its contents unless obligated to do so by law or regulation or to defend their rights in the course of legal proceedings or to conform with a law or an applicable (administrative) regulation.

7.6  WHOLE AGREEMENT
     ----------------

This agreement (which together with all its Annexes shall be referred to as the "Agreement") sets out the whole of the agreement between the parties in connection with its object and supersedes all prior oral or written agreements entered into between the parties in respect of the transaction contemplated herein.

7.7  LAW AND ARBITRATION
     --------------------

This Agreement shall be governed by and construed in all respect according to French law.

Any disputes or litigation that may arise in connection with this Agreement shall be settled by arbitration, in accordance with the Reglement de l'Association Francaise d'Arbitrage to which the parties expressly subscribe.

The arbitral tribunal shall be constituted of three arbitrators appointed in accordance with said Reglement. The arbitration shall take place in Paris, France. The award shall be definitive, irrevocable and not subject to appeal and shall be enforceable by any competent authority. The above arbitration provisions are without prejudice of the right of any party to apply to any competent court for provisional remedies.

7.8  NO IMPLIED WAIVER
     -----------------

The tolerance, omission or lack of action on the part of any party shall not be construed to mean the waiver of its respective rights under this Agreement and shall not prevent such party from enforcing such rights hereunder at any time thereafter.

7.9  EXPENSES
     ---------

Except for the broker's fees of Mssrs. Renault and Forestier which shall be paid by the Buyer, each of the parties shall bear all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated herein.


Made in Paris,
On June 29, 1998
In two originals


-------------------------                      -------------------------
BUYER                                          SELLER
CDI Holding International                      Jean Charles Arnould